Exhibit 10.12

440 Wheelers Farm Road, LLC
440 Wheelers Farms Road
Milford, Connecticut 06460

Dated as of July 16 , 1999

The Winthrop Corporation
1000 Lafayette Boulevard
Bridgeport, Connecticut 06604

Re:
Lease dated July 16 , 1999 (the "Lease"), between 440 Wheelers Farm Road, LLC, as Landlord ("Landlord") and The Winthrop Corporation, as Tenant ("Tenant"), for certain Premises more particularly described therein (the "Premises"), located at 440 Wheelers Farms Road, Milford, Connecticut

Ladies and Gentlemen:

This will confirm the agreement between Landlord and Tenant, effective as of the date hereof, to amend the Lease as follows, notwithstanding anything to the contrary contained therein:

1.
Initial Alterations. Landlord and Tenant hereby agree that Tenant shall have the option, upon written notice given to Landlord on or before September 1, 1999, to elect to have Tenant perform the Initial Alterations to the Premises as opposed to having Landlord perform same as presently provided in the Lease. In the event Tenant makes such election, Landlord shall provide Tenant, during the course of construction, with the $1,283,688.00 Building-Standard Fit-up Fund, along with the related $342,317.00 allowance as provided in Section 4.13 of the Lease, but Landlord and Tenant hereby agree that, as a condition to Tenant making such election, Landlord shall prepare, and Tenant shall promptly execute and deliver to Landlord, an appropriate amendment modifying the Lease to reflect such election by Tenant. Said amendment shall reflect, among other items: that Tenant shall be responsible for performing such construction; that there shall be a fixed Commencement Date and a fixed Rent Commencement Date regardless of when such construction is substantially or actually completed; that there will be no delays in Tenant's initial Free Rent Period due to any delays in Tenant's construction; and that there shall be no outside date or holdover penalty to which Landlord could possibly be subject under the Lease.

2.
Miscellaneous. As hereby amended, the Lease shall continue in full force and effect, the parties hereby ratifying and confirming the Lease, as so amended. This agreement, together with the Lease, constitutes the full and complete agreement of the parties, and shall supersede any prior or contemporaneous agreements between the parties concerning the subject matters set forth herein. This agreement shall bind and and enure to benefit of Landlord and Tenant, and their respective successors and assigns, subject to the terms of the Lease.

Please confirm the Tenant's agreement to the foregoing by having a duly authorized signatory sign below where indicated, and return the partially executed counterpart to the undersigned for delivery to the Landlord for Landlord's signature.

Agreed to and accepted as of the date first set forth above:

LANDLORD:

440 WHEELERS FARM ROAD, LLC

By: SAP II Manager, Inc.

BY
Name: L. Thomas Osterman
Title: Vice President, duly authorized

TENANT:

THE WINTHROP CORPORATION

BY
Name:  Peter M. Donovan
Title: President, duly authorized